UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

BALL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000 Broomfield, Colorado	80021-2510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 469-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On June 9, 2016, Ball Corporation, an Indiana corporation (“Ball”), entered into Amendment No. 1 to the Equity and Asset Purchase Agreement (“Amendment No. 1”) by and among Ball, Ardagh Group S.A., a Luxembourg company (“Ardagh”), and, subject to certain limitations under the City Code on Takeovers and Mergers in the United Kingdom, Rexam PLC, a public limited company registered in England and Wales (“Rexam”).

Amendment No. 1 amends that certain equity and asset purchase agreement, dated as of April 22, 2016, by and among Ball, Ardagh, and, subject to certain limitations under the City Code on Takeovers and Mergers in the United Kingdom, Rexam (the “Purchase Agreement”). Among other technical amendments, Amendment No. 1 modifies the terms and conditions of the potential post-closing purchase price adjustment in Section 1.15 of the Purchase Agreement.

The foregoing description of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 1 attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Amendment No. 1 to the Equity and Asset Purchase Agreement, dated June 9, 2016, by and among Ardagh Group S.A., Ball Corporation and Rexam PLC†

† The schedules and similar attachments to Amendment No. 1 have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  Ball agrees to furnish supplementally a copy of any omitted schedules or similar attachments to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date:	June 10, 2016	By:	/s/Charles E. Baker
Charles E. Baker
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1 to the Equity and Asset Purchase Agreement, dated June 9, 2016, by and among Ardagh Group S.A., Ball Corporation and Rexam PLC†

† The schedules and similar attachments to Amendment No. 1 have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  Ball agrees to furnish supplementally a copy of any omitted schedules or similar attachments to the Securities and Exchange Commission upon request.